UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2014

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2014, SLM Corporation (the “Company”) and Raymond J. Quinlan agreed that Mr. Quinlan, age 62, will become Vice Chairman, an executive officer position of the Company. Mr. Quinlan will be appointed to the Boards of Directors of the Company (the “Board”) and Sallie Mae Bank (the “Bank”). His initial responsibilities will consist of working with Company management and the Board to complete ongoing preparation of the Company’s consumer banking business, including the Bank, for separation from the Company’s education loan management business, as previously announced in the Company’s public filings (the “Separation and Distribution”).

Upon the Separation and Distribution, Mr. Quinlan will assume the roles of Executive Chairman of the Board and Chief Executive Officer of the publicly-traded successor to the Company, which will continue to own the Bank and various related consumer finance businesses.

The material terms of Mr. Quinlan’s employment are as follows:

•	For 2014, an annual base salary of $600,000, an annual bonus targeted at 150% of base salary and a long-term incentive award with a grant value of approximately $2,270,000 that will be issued pursuant to the SLM Corporation 2012 Omnibus Incentive Plan and granted at the same time, in the same form(s) and with the same vesting and other terms as the 2014 long-term incentive awards granted to executives expected to remain with the Company’s consumer finance business after the Separation and Distribution;

•	a one-time signing equity grant of restricted stock units in the amount of $1,300,000 (the “Signing Award”), which will be issued on January 21, 2014 and vest in one-third increments on December 31, 2014, 2015 and 2016;

•	in the event Mr. Quinlan’s employment is terminated by Mr. Quinlan or by the Company for reasons relating to the Separation and Distribution not occurring on or before December 31, 2014, the Signing Award will continue to vest on the original vesting terms and vesting dates; and

•	Mr. Quinlan will be eligible for severance under the Company’s Executive Severance Plan for Senior Officers, provided, additionally that, in the event any termination of employment related to the non-occurrence of the Separation and Distribution, he will be eligible for the highest tier of severance benefits available under such plan.

Prior to joining the Company, Mr. Quinlan was the Executive Vice President, Banking for CIT Group. Prior to joining CIT Group, Mr. Quinlan served as the Executive Chairman of Coastal South Bancshares, Inc., a bank holding company based in South Carolina, and as a director of Coastal States Bank, Islandsbanki, based in Reykjavik, Iceland, and Doral Financial Company and Doral Bank, based in Puerto Rico.

Pursuant to Company policy, Mr. Quinlan will not receive any additional compensation for serving as a director of the Company.

There is no family relationship between Mr. Quinlan and any other executive officer or director of the Company. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Quinlan has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

On January 16, 2014, the Company issued a press release announcing Mr. Quinlan’s employment. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

99.1*	Press Release, dated January 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: January 16, 2014	By:	/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated January 16, 2014.